Exhibit 4.4
THIS WARRANT IS EXERCISABLE AT ANY TIME IF THE HOLDERS OF THE CORPORATION’S COMMON STOCK APPROVE THE CONVERSION REFERRED TO BELOW AND TERMINATES AT 5:00 PM, NEW YORK CITY TIME, ON MAY 11, 2009.

THIS SECURITY AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO REGISTRATION. SEE REVERSE SIDE.
QUINTANA MARITIME LIMITED
INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF THE MARSHALL ISLANDS
THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ OR NEW YORK, NY
CLASS A WARRANT
CUSIP Y7169G 13 3
SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES that
SPECIMEN
is the registered holder of a Warrant or Warrants expiring May 11, 2009 (the “Warrant”) to purchase one fully paid and non-assessable share of Common Stock, par value $0.1 per share (“Shares”), of Quintana Maritime Limited, a Marshall Islands corporation (the “Corporation”), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Corporation, commencing on the date the holders of the Shares approve the conversion (the “Conversion”) of the Corporation’s 12% Mandatorily Convertible Preferred Stock, Shares of the Corporation at the price of $8.00 per share (the “Warrant Price”), subject to adjustment, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent (such payment to be made by check made payable to the Warrant Agent), subject to the conditions set forth herein and in the Warrant Agreement, dated May 11, 2006 (the “Warrant Agreement”), between the Corporation and Computershare Trust Company, N.A. (the “Warrant Agent”).
     No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Corporation shall, upon such exercise, round up to the nearest whole number the number of Warrant Shares to be issued to such holder. The Warrant represented by this Warrant Certificate is non-voting.
     Upon any exercise of the Warrant for less than the total number of shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised. Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.
     Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.
     The Corporation and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder and for all other purposes, and neither the Corporation nor the Warrant Agent shall be affected by any notice to the contrary.
     This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Corporation. The number of Warrants represented by this Warrant Certificate may be adjusted from time to time as set forth in the Warrant Agreement.
     If the holders of the Corporation’s Shares do not approve the Conversion on or prior to December 31, 2006, the Corporation will be required to redeem the Warrants at a redemption price of $0.50 per Warrant. Any Warrant either not exercised or tendered back to the Corporation by the end of the date specified in the notice of redemption call shall be canceled on the books of the Corporation and have no further value except for the applicable redemption price.
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:

COUNTERSIGNED AND REGISTERED:
          COMPUTERSHARE TRUST COMPANY, N. A.
WARRANT AGENT
By
AUTHORIZED SIGNATURE
(SEAL)
AMERICAN BANK NOTE COMPANY
CHIEF EXECUTIVE OFFICER
CHIEF FINANCIAL OFFICER

EXERCISE FORM
(To Be Executed by the Registered Holder in Order to Exercise Warrants)
     THE UNDERSIGNED REGISTERED HOLDER hereby irrevocably elects to exercise___Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of:

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER

and be delivered to:

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

(PLEASE PRINT OR TYPE ADDRESS)

Dated: , 20 ..
Signature(s)

Signature(s) Guaranteed	(Social Security or Taxpayer Identification Number)
ASSIGNMENT
(To Be Executed by the Registered Holder or Order to Assign Warrants)
FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(PLEASE PRINT OR TYPE NAME AND ADDRESS)
                                                                                                                                                                    of the Warrants
represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints attorney to
to transfer this Warrant Certificate on the books of the Corporation, with full power of substitution in the premises.

Dated: , 20 ..
Signature(s)

Signature(s) Guaranteed	(Social Security or Taxpayer Identification Number)

THE SIGNATURE TO THE ASSIGNMENT OR THE EXERCISE FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF A NATIONAL OR REGIONAL OR OTHER RECOGNIZED STOCK EXCHANGE IN CONFORMANCE WITH A SIGNATURE GUARANTEE MEDALLION PROGRAM.
THE HOLDER OF THIS SECURITY AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(l), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, OR AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) WHO IS AN OFFICER OR DIRECTOR OF THE CORPORATION AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K) (OR ANY SUCCESSOR PROVISION THEREOF) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS SECURITY) AND THE LAST DATE ON WHICH THE CORPORATION OR ANY AFFILIATE OF THE CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE CORPORATION OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN “ACCREDITED INVESTOR” ABOVE WITHIN THE MEANING OF SUBPARAGRAPH (a) OF RULE 501 UNDER THE SECURITIES ACT OF THE TYPE REFERRED TO IN CLAUSE (1) ABOVE THAT IS ACQUIRING THE SECURITY AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE CORPORATION’S, OR TRANSFER AGENT’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND SHALL OTHERWISE COMPLY WITH THE REQUIREMENTS OF THE SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
THIS SECURITY WAS INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSIST OF $93.75 AMOUNT OF THE CORPORATION’S 12% MANDATORILY CONVERTIBLE PREFERRED STOCK AND FOUR CLASS A WARRANTS TO PURCHASE A SHARE OF THE CORPORATION’S COMMON STOCK. PRIOR TO THE EARLIEST TO OCCUR OF (I) 180 DAYS AFTER THE CLOSING OF THE OFFERING OF THE UNITS, (II) THE DATE ON WHICH A REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND (III) SUCH DATE AS DAHLMAN ROSE & COMPANY, LLC IN ITS SOLE DISCRETION SHALL DETERMINE, THE SECURITY EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR CONVERTED SEPARATELY FROM EACH OTHER, BUT MAY BE TRANSFERRED OR CONVERTED ONLY AS A UNIT. THIS SECURITY MAY NOT BE EXERCISED UNLESS THE HOLDERS OF THE CORPORATION’S COMMON STOCK APPROVE THE CONVERSION OF THE 12% MANDATORILY CONVERTIBLE PREFERRED STOCK INTO COMMON STOCK IN ACCORDANCE WITH THE STATEMENT OF DESIGNATIONS OF THE 12% MANDATORILY CONVERTIBLE PREFERRED STOCK.